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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF O'MELVENY & MYERS LLP]



December 22, 1998



Korn/Ferry International
1800 Century Park East, Suite 900
Los Angeles, California 90067


          Re:  REGISTRATION OF SHARES OF COMMON STOCK OF
               KORN/FERRY INTERNATIONAL
               ------------------------------------------

Ladies and Gentlemen:

          At your request, we have examined Amendment No. 3 to the Registration Statement (the "Registration Statement") on Form S-1 (File No. 333-61697) of Korn/Ferry International, a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933 of shares of Common Stock, no par value, of the Company having an aggregate offering price of up to $201,250,000 (the "Shares"). Certain of the Shares are being offered by the Company (including the Shares subject to the underwriters' over-allotment option) and the Shares not being offered by the Company are being offered by certain shareholders of the Company. We are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares.

          Subject to certain proposed additional proceedings being taken as contemplated by the Registration Statement prior to the issuance and sale of the Shares being offered by the Company and the sale of the Shares being offered by certain shareholders of the Company, we are of the opinion that the Shares will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares as contemplated by the Registration Statement and the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Common Stock, the Shares will be validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                  Respectfully submitted,

                                  /s/ O'MELVENY & MYERS LLP